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                                                                    Exhibit 23.3


                              [LETTERHEAD OF KPMG]


                              Accountant's Consent
                              --------------------



The Board of Directors
Salem Community Bankshares, Inc.:


We consent to the incorporation by reference in the Form S-4 Registration Statement of FNB Corporation, of our report dated March 9, 2001, relating to the consolidated balance sheets of Salem Community Bankshares, Inc. and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report is also incorporated by reference in the December 31, 2000 Annual Report on Form 10-KSB of Salem Community Bankshares, Inc. We also consent to the reference to our firm under the heading "Experts" in this Form S-4 Registration Statement.



                                                     /s/ KPMG LLP


Roanoke, Virginia
September 20, 2001